Exhibit 99.1
Isabella Bank Corporation Reports Second Quarter 2026 Earnings
MT. PLEASANT, MICHIGAN — July 23, 2026 — Isabella Bank Corporation (Nasdaq: ISBA) (“Isabella” or the “Company”) reported net income of $5.0 million, or $0.69 per diluted share, for the second quarter 2026 compared to $5.0 million, or $0.68 per diluted share, for the second quarter 2025.
SECOND QUARTER 2026 HIGHLIGHTS
•Loans grew $30.7 million during the quarter
•Net interest margin (NIM) improved to 3.54%, up from 3.14% in second quarter 2025
•Merger agreement signed with Grand River Commerce, Inc. and its banking subsidiary, Grand River Bank
•Launched a successful at-the-market stock offering, increasing equity by $11.7 million
•Added to the Russell 2000® Index
“Isabella Bank Corporation had another strong quarter, driven by continued loan growth and margin expansion,” said CEO Jerome Schwind. “We also had a series of important events during the quarter aligned with our long-term strategy that will fuel our continued disciplined growth.
“We announced an agreement to acquire Grand River Commerce and Grand River Bank,” Schwind added. “We believe this acquisition will enable us to enter the fast-growing Grand Rapids market with a strong portfolio and customer base. We look forward to welcoming the customers of Grand River Bank to the Isabella Bank family upon completion of the proposed transaction.
“We also launched a successful at-the-market offering of our common stock and were added to the Russell 2000® Index in June. In May, we celebrated one year of being listed on Nasdaq by ringing the closing bell,” he added.
FINANCIAL CONDITION (June 30, 2026 to December 31, 2025 comparison)
Total assets increased $10.2 million, or 0.5%, to $2.2 billion as of June 30, 2026. This increase was primarily due to an increase of $53.3 million in loans and an increase of $15.7 million in cash and cash equivalents. These increases were offset by a $58.5 million decline in available-for-sale (AFS) securities.
The AFS securities portfolio decreased $58.5 million, or 11.8%, to $439.3 million as of June 30, 2026. The decrease was a result of maturities and principal paydowns of $121.8 million, offset by $64.4 million in purchases. Net unrealized losses on AFS securities were $10.8 million as of June 30, 2026, compared to $9.9 million at December 31, 2025. Net unrealized losses as a percentage of the amortized cost of AFS securities were consistent compared to December 31, 2025, at 2%.
Loans increased $53.3 million, or 3.5%, to $1.6 billion as of June 30, 2026, primarily by growth in the commercial real estate and residential real estate portfolios of $33.5 million and $22.1 million, respectively. Most residential originations were adjustable rate products, which are retained on the balance sheet rather than sold in the secondary market. The consumer loan portfolio continues to decrease amid declining demand, competition, and adherence to credit quality standards.
The allowance for credit losses (ACL) increased $752,000, or 5.5%, to $14.5 million as of June 30, 2026. The increase is due to loan growth and an increase in loss rates driven by loans charged off during the year. Nonaccrual loans were $7.8 million as of June 30, 2026 compared to $4.6 million at December 31, 2025. Past due and accruing accounts between 30 to 89 days as a percentage of total loans was 0.06% at June 30, 2026, compared to 0.44% at year-end 2025.
Total deposits decreased $9.7 million, or 0.5%, to $1.8 billion as of June 30, 2026. The decline was a result of a $20.7 million decline in certificates of deposit, a $14.0 million decline in interest bearing demand deposits, and a $12.3 million decline in noninterest bearing demand deposits. These declines were offset by a $20.4 million increase in savings deposits and a $16.8 million increase in money market accounts.

Total equity was $248.7 million, or $32.60 per share, at June 30, 2026 compared to $231.4 million, or $31.60 per share, as of December 31, 2025. The increase in total equity is primarily due to the issuance of 303,371 shares as part of the previously announced at-the-market stock offering, increasing total equity by $11.7 million. Tangible book value per share (non-GAAP) was $26.27 as of June 30, 2026, compared to $25.01 as of December 31, 2025. Net unrealized losses in the AFS securities portfolio reduced tangible book value per share (non-GAAP) by $1.14 and $1.09 for the respective periods.
RESULTS OF OPERATIONS (for the three and six months ended June 30, 2026, and 2025, unless otherwise noted)
Net income for the three months ended June 30, 2026 was $5.0 million, or $0.69 per diluted share, compared with $5.0 million, or $0.68 per diluted share, for the three months ended June 30, 2025. Net income for the six months ended June 30, 2026 was $10.0 million, or $1.37 per diluted share, compared with $9.0 million, or $1.21 per diluted share, for the six months ended June 30, 2025.
Net interest income was $18.1 million for the three months ended June 30, 2026 and $15.1 million for the three months ended June 30, 2025, representing 3.54% and 3.14% of earning assets, or NIM on a fully tax equivalent basis (non-GAAP), respectively. The book yield from securities was 2.82% and 2.38% for the three months ended June 30, 2026 and 2025, respectively. The yield on loans increased to 5.86% for the three months ended June 30, 2026 from 5.71% for the three months ended June 30, 2025. The increase in loan yields was primarily due to higher rates on new loans and variable rate commercial loans that continue to reprice. The cost of interest-bearing liabilities for the three months ended June 30, 2026 decreased to 2.09% from 2.24% for the three months ended June 30, 2025 primarily due to lower rates on money market and certificate of deposit products.
Net interest income was $35.0 million for the six months ended June 30, 2026 and $29.7 million for the six months ended June 30, 2025, representing 3.43% and 3.10% of earning assets, or NIM on a fully tax equivalent basis (non-GAAP), respectively. The book yield from securities was 2.67% and 2.31% for the six months ended June 30, 2026 and 2025, respectively. The yield on loans increased to 5.82% for the six months ended June 30, 2026 from 5.72% for the six months ended June 30, 2025. The increase in loan yields was primarily due to higher rates on new loans and variable rate commercial loans that continue to reprice. The cost of interest-bearing liabilities for the six months ended June 30, 2026 decreased to 2.12% from 2.25% for the six months ended June 30, 2025 primarily due to lower rates on money market and certificate of deposit products.
The provision for credit losses was $895,000 for the three months ended June 30, 2026, driven by a $465,000 increase in the ACL on loans and net charge offs totaling $384,000. The provision for credit losses for the three months ended June 30, 2025 was a credit of $1.1 million, which reflects $1.4 million in net recoveries, offset by a $242,000 increase in the ACL on loans and an increase in the reserve for unfunded commitments. Recoveries of $1.6 million during second quarter 2025 were related to overdrawn deposit accounts from a single customer that were charged off during the third quarter of 2024.
The provision for credit losses was $1.5 million for the six months ended June 30, 2026, as compared to a credit of $1.2 million for the six months ended June 30, 2025. Net charge offs for the six months ended June 30, 2026 totaled $637,000, while there were net recoveries of $1.5 million for the six months ended June 30, 2025.
Noninterest income for the three months ended June 30, 2026 and 2025 was $4.4 million and $3.7 million, respectively. Service charges and fees increased $479,000 as a result of internal initiatives designed to align fees with the market. Earnings on bank-owned life insurance (BOLI) policies increased $134,000 compared to second quarter 2025 due to additional investments in a separate account BOLI in 2025. Wealth management fees grew $132,000 due to growth in assets under management since second quarter 2025.
Noninterest income for the six months ended June 30, 2026 and 2025 was $8.7 million and $7.2 million, respectively. Service charges and fees increased $877,000 as a result of internal initiatives designed to align fees with the market. Wealth management fees grew $261,000 due to growth in assets under management. Earnings on BOLI policies increased $210,000 due to additional investments in a separate account BOLI in 2025. Other noninterest income in 2026 includes a $137,000 gain related to a death benefit from a BOLI policy.
Noninterest expenses for the three months ended June 30, 2026 and 2025 were $15.4 million and $13.7 million, respectively. Compensation and benefit expenses increased $651,000, reflecting annual merit increases, incentives, and higher medical insurance claims. Occupancy and equipment increased $240,000 and merger-related expenses of $505,000 were included in noninterest expenses in second quarter 2026.
Noninterest expenses for the six months ended June 30, 2026 and 2025 were $30.0 million and $27.0 million, respectively. Compensation and benefit expenses increased $1.2 million for the same reasons as the quarterly comparison. Occupancy and equipment expenses increased $480,000 and merger-related expenses during second quarter 2026 totaled $505,000.

Income tax expense for both of the three months ended June 30, 2026 and 2025 was $1.1 million, while the effective tax rate (ETR) was 18% for both periods. Income tax expense for both of the six months ended June 30, 2026 and 2025 was $2.1 million, while the ETR was 17% for the six months ended June 30, 2026 and 19% for the six months ended June 30, 2025. The ETR in the first six months of 2025 included a one-time tax expense totaling $166,000 due to the taxes owed from the lifetime earnings on BOLI policies that were surrendered during first quarter 2025. Excluding the one-time charge, the ETR was 17% for the first six months of 2025.
About Isabella Bank Corporation
Isabella Bank Corporation (Nasdaq: ISBA) is the parent holding company of Isabella Bank, a state-chartered community bank headquartered in Mt. Pleasant, Michigan. Isabella Bank was established in 1903 and has been committed to serving its customers’ and communities’ local banking needs for over 120 years. The Bank offers personal and commercial lending and deposit products, as well as investment, trust, and estate planning services. The Bank has locations throughout eight Mid-Michigan counties: Bay, Clare, Gratiot, Isabella, Mecosta, Midland, Montcalm, and Saginaw.
For more information about Isabella Bank Corporation, visit the Investor Relations link at www.isabellabank.com.
Contact
Lori Peterson, Director of Marketing
Phone: 989-779-6333 Fax: 989-775-5501
Available Information
The Company maintains an Internet web site at ir.isabellabank.com/overview. The Company makes available, free of charge, on its web site the Company’s annual reports, quarterly earnings reports, and other press releases.
The Company routinely posts important information for investors on its website (www.isabellabank.com and, more specifically, under the News tab at ir.isabellabank.com/news). The Company intends to use its web site as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD (Fair Disclosure) promulgated by the U.S. Securities and Exchange Commission (the “SEC”). Accordingly, investors should monitor the Company’s web site, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts.
The information contained on, or that may be accessed through, the Company’s website is not incorporated by reference into, and is not a part of, this document.
Forward-Looking Statements
Information in this press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended and Rule 3b-6 promulgated thereunder. The Company intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995, and are included in this statement for purposes of these safe harbor provisions. Forward-looking statements generally relate to losses, impact of events, financial condition, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting the Company and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result”, “expect”, “could”, “may”, “plan”, “believe”, “estimate”, “anticipate”, “strategy”, “trend”, “forecast”, “outlook”, “project”, “intend”, “assume”, “outcome”, “continue”, “remain”, “potential”, “opportunity”, “current”, “position”, “maintain”, “sustain”, “seek”, “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Factors that could cause such differences include, but are not limited to: (i) uncertainty or perceived instability in the banking industry as a whole; (ii) increased competition for deposits among traditional and nontraditional financial services companies, and related changes in deposit customer behavior; (iii) the persistent inflationary pressures in the United States, and its impact on market interest rates, the labor market, the economy as a whole, and credit quality; (iv) elevated asset prices; (iv) the Company’s ability to effectively execute its expansion strategy and manage its growth, including identifying and consummating suitable acquisitions; (v) risks relating to the proposed acquisition of of Grand River including, without limitation: the timing of consummation of the proposed transaction between Isabella and Grand River; the risk that any condition to closing of the proposed acquisition may not be satisfied or waived; the risk that the Merger may not be completed at all; the diversion of management time on issues related to the proposed acquisition; the expected impact of the proposed acquisition and on the combined entities’ operations, financial condition, and financial results; the businesses of Isabella and Grand River may not be combined successfully, or such combination may take longer to accomplish than expected; the cost savings from the proposed acquisition may not be fully realized or may take longer to realize than expected; operating costs, customer loss and business disruption following the proposed acquisition, including adverse effects on relationships with employees, may be greater than expected; the risk of deposit and customer attrition; increased competitive pressures on solicitations of customers by competitors; regulatory approvals of the proposed acquisition may not be obtained, or adverse conditions may be imposed in connection with regulatory approvals of the proposed acquisition; and the risk that the Grand River shareholders may not approve the proposed acquisition; (vi) risks associated with concentrations of the Company’s business in market areas, loans secured by real estate, and public funds deposits as a percentage of total deposits; (vii) adverse changes in customer spending, borrowing, and savings habits; (viii) risks associated with the Company’s commercial loan portfolio and agricultural loan portfolio; (ix) risks related to the significant amount of credit that the Company has extended to a limited number of borrowers and in a limited geographic area; (x) damage to the Company’s reputation resulting from adverse publicity, regulatory actions, litigation, operational failures, and the failure to meet client expectations and other facts; (xi) the Company’s ability to keep pace with technological change or difficulties that may experienced when implementing new technologies; (xii) cybersecurity risk, including cyber incidents or other failures, disruptions or breaches of the Company’s operational or security systems or infrastructure, or those of third-party vendors or other service providers, including as a result of a cyber-attack; (xiii) costs and effects of litigation, investigations or similar matters to which the Company may be subject; (xiv) natural disasters, severe weather, acts of god, military conflicts (including the conflicts in the Middle East, the possible expansion of such conflicts and potential geopolitical and economic consequences), acts of terrorism, domestic civil unrest, geopolitical instability, public health outbreaks (such as coronavirus), other international or domestic calamities, and other events beyond the Company’s control, including as a result of in the policies of the current U.S. presidential administration or Congress; (xv) the impacts of tariffs, sanctions and other trade policies of the United States and its global trading counterparts and the resulting impact on the Company and its customers; (xvi) compliance with governmental and regulatory requirements, including the Dodd-Frank Act Wall Street Reform and Consumer Protection Act, Economic Growth, Regulatory Relief, and Consumer Protection Act of 2018, and others relating to banking, consumer protection, securities and tax matters; (xvii) changes in accounting principles and standards; (xviii) changes in the laws, rules, regulations, interpretations or policies that apply to the Company’s business and operations, and any additional regulations, or repeals that may be forthcoming as a result thereof, which could cause the Company to incur additional costs and adversely affect the Company’s business environment, operations and financial results; and (xix) the Company’s ability to navigate the uncertain impacts of current and future governmental monetary and fiscal policies, including the current and future policies of the Board of Governors of the Federal Reserve System and as a result of initiatives of the Trump administration. These forward-looking statements are based on current information and/or management’s good faith belief as to future events. Although the Company believes the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. Additional information regarding risks and uncertainties to which the Company’s business and future financial performance are subject is contained in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the SEC, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of such documents, and other documents the Company files or furnishes with the SEC from time to time, which are available on the SEC’s website, www.sec.gov. Due to these and other possible uncertainties and risks, the Company cautions you not to unduly rely on forward-looking statements. The inclusion of this forward-looking information should not be construed as a representation by the Company or by any person that the future events, plans or expectations contemplated by the Company will be achieved. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Any forward-looking statement speaks only as to the date on which it is made, and the Company undertakes no obligation to update any forward-looking statement to reflect developments occurring after the statement is made, except as required by law. All forward-looking statements, express or implied, included in the press release are qualified in their entirety by this cautionary statement.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company believes these non-GAAP financial measures provide both management and investors with a more complete understanding of the Company’s financial position and performance. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures.
The Company classifies a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in the statements of income, balance sheets or statements of cash flows. Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.
A reconciliation of non-GAAP financial measures to GAAP financial measures is provided at the end of this press release.

Table Index	Consolidated Financial Schedules (Unaudited)
A	Selected Financial Data
B	Consolidated Balance Sheets
C	Consolidated Statements of Income
D	Average Balances, Interest Rate, and Net Interest Income
E	Average Balances, Interest Rate, and Net Interest Income (continued)
F	Reconciliation of Non-GAAP Financial Measures

SELECTED FINANCIAL DATA (UNAUDITED)
The following table outlines selected financial data as of, and for the:

	Three Months Ended					Six Months Ended
(dollars in thousands, except per share amounts)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
PER SHARE
Basic earnings	$0.69	$0.68	$0.64	$0.71	$0.68	$1.37	$1.21
Diluted earnings	0.69	0.68	0.64	0.71	0.68	1.37	1.21
Dividends	0.28	0.28	0.28	0.28	0.28	0.56	0.56
Book value (1)	32.60	31.90	31.60	30.94	29.95	32.60	29.95
Tangible book value (1) (2)	26.27	25.32	25.01	24.37	23.39	26.27	23.39
Market price (1)	39.50	45.67	50.00	35.25	30.15	39.50	30.15
Common shares outstanding (1) (3)	7,628,809	7,333,319	7,322,207	7,350,567	7,361,684	7,628,809	7,361,684
Average number of diluted common shares outstanding (3)	7,337,378	7,329,058	7,345,610	7,371,652	7,398,109	7,332,078	7,413,974
PERFORMANCE RATIOS
Return on average total assets	0.91%	0.91%	0.85%	0.94%	0.96%	0.91%	0.87%
Return on average shareholders’ equity	8.50%	8.58%	8.04%	9.28%	9.19%	8.54%	8.35%
Return on average tangible shareholders’ equity (2)	10.66%	10.79%	10.16%	11.83%	11.78%	10.72%	10.74%
Net interest margin yield (fully taxable equivalent) (1) (2)	3.54%	3.33%	3.28%	3.15%	3.14%	3.43%	3.10%
Efficiency ratio (2)	67.84%	68.50%	65.02%	67.62%	72.14%	68.16%	72.26%
Loan to deposit ratio (1)	87.83%	83.82%	84.43%	74.36%	75.57%	87.83%	75.57%
Shareholders’ equity to total assets (1)	11.20%	10.39%	10.47%	10.06%	10.23%	11.20%	10.23%
Tangible shareholders’ equity to tangible assets (1)	9.23%	8.43%	8.47%	8.10%	8.17%	9.23%	8.17%
ASSETS UNDER MANAGEMENT
Wealth assets under management (1)	750,840	701,510	707,118	679,724	678,959	750,840	678,959
ASSET QUALITY
Nonaccrual loans (1)	7,790	4,418	4,578	3,443	1,164	7,790	1,164
Foreclosed assets (1)	620	573	938	1,018	667	620	667
Net loan charge-offs (recoveries)	384	253	34	74	(1,432)	637	(1,484)
Net loan charge-offs (recoveries) to average loans outstanding	0.02%	0.02%	0.00%	0.01%	(0.10%)	0.04%	(0.11%)
Nonperforming loans to total loans (1)	0.49%	0.28%	0.30%	0.24%	0.09%	0.49%	0.09%
Nonperforming assets to total assets (1)	0.38%	0.22%	0.25%	0.20%	0.09%	0.38%	0.09%
Allowance for credit losses to loans (1)	0.91%	0.90%	0.89%	0.92%	0.93%	0.91%	0.93%
CAPITAL RATIOS (1)
Tier 1 leverage	9.59%	8.89%	8.84%	8.71%	9.04%	9.59%	9.04%
Common equity tier 1 capital	12.34%	11.71%	11.73%	12.37%	12.46%	12.34%	12.46%
Tier 1 risk-based capital	12.34%	11.71%	11.73%	12.37%	12.46%	12.34%	12.46%
Total risk-based capital	14.63%	14.01%	14.41%	15.20%	15.34%	14.63%	15.34%
(1) At end of period
(2) Non-GAAP financial measure; refer to the Reconciliation of Non-GAAP Financial Measures (Unaudited) in table F
(3) Whole shares
A

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
ASSETS
Cash and cash equivalents	$41,774	$50,105	$26,041	$161,301	$108,554
Marketable securities available-for-sale, at fair value	439,289	492,744	497,791	511,970	500,560
Mortgage loans held-for-sale	410	360	423	737	55

Commercial and industrial	231,590	225,369	220,450	218,132	207,719
Commercial real estate	673,271	660,643	639,758	626,642	614,383
Advances to mortgage brokers	75,159	72,083	76,676	5,056	3,005
Agricultural	97,462	96,969	102,109	97,794	96,842
Residential real estate	449,992	438,333	427,880	412,056	398,668
Consumer	62,198	65,544	69,491	72,225	76,896
Loans held for investment	1,589,672	1,558,941	1,536,364	1,431,905	1,397,513
Allowance for credit losses	14,479	14,014	13,727	13,149	12,977
Loans, net	1,575,193	1,544,927	1,522,637	1,418,756	1,384,536

Federal Home Loan Bank stock, at cost	5,600	5,600	5,600	5,600	5,600
Premises and equipment	28,894	29,064	29,000	28,659	28,171
Cash surrender value of bank-owned life insurance policies	46,603	46,173	46,133	45,651	45,774
Goodwill and other intangible assets	48,282	48,282	48,282	48,282	48,282
Other assets	33,596	34,701	33,541	38,698	34,636
Total assets	$2,219,641	$2,251,956	$2,209,448	$2,259,654	$2,156,168
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Noninterest bearing demand deposits	$414,018	$411,216	$426,342	$421,027	$493,477
Interest bearing demand deposits	252,149	263,954	266,187	248,666	223,376
Money market deposits	453,478	477,544	436,631	558,212	446,845
Savings	300,867	300,732	280,429	292,899	289,746
Certificates of deposit	389,401	406,399	410,065	404,798	395,932
Total deposits	1,809,913	1,859,845	1,819,654	1,925,602	1,849,376
Short-term borrowings	116,012	113,530	68,000	62,022	43,208
Federal Home Loan Bank advances	—	—	45,000	—	—
Subordinated debt, net of unamortized issuance costs	29,559	29,537	29,514	29,492	29,469
Total borrowed funds	145,571	143,067	142,514	91,514	72,677

Other liabilities	15,453	15,083	15,884	15,118	13,615
Total liabilities	1,970,937	2,017,995	1,978,052	2,032,234	1,935,668
Shareholders’ equity
Common stock	135,079	123,251	123,204	124,284	124,607
Shares to be issued for deferred compensation obligations	2,532	2,522	2,366	2,373	2,331
Retained earnings	119,844	116,790	113,849	111,172	107,949
Accumulated other comprehensive loss	(8,751)	(8,602)	(8,023)	(10,409)	(14,387)
Total shareholders’ equity	248,704	233,961	231,396	227,420	220,500
Total liabilities and shareholders’ equity	$2,219,641	$2,251,956	$2,209,448	$2,259,654	$2,156,168
B

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Six Months Ended
(dollars in thousands, except per share amounts)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
Interest income
Loans, including fees	$22,607	$21,464	$21,669	$20,583	$19,832	$44,071	$39,180
Available-for-sale securities
Taxable	2,902	2,489	2,539	2,478	2,513	5,391	4,616
Nontaxable	470	499	509	516	519	969	1,059
Federal Home Loan Bank stock, at cost	64	75	63	70	125	139	285
Federal funds sold and other	173	602	498	1,235	253	775	735
Total interest income	26,216	25,129	25,278	24,882	23,242	51,345	45,875
Interest expense
Deposits	6,778	7,112	7,380	8,012	7,391	13,890	14,854
Short-term borrowings	1,007	736	587	441	324	1,743	665
Federal Home Loan Bank advances	43	133	317	—	132	176	170
Subordinated debt	304	266	266	267	266	570	532
Total interest expense	8,132	8,247	8,550	8,720	8,113	16,379	16,221
Net interest income	18,084	16,882	16,728	16,162	15,129	34,966	29,654
Provision for (reversal of) credit losses	895	604	434	209	(1,099)	1,499	(1,206)
Net interest income after provision for credit losses	17,189	16,278	16,294	15,953	16,228	33,467	30,860
Noninterest income
Service charges and fees	2,550	2,372	2,461	2,352	2,071	4,922	4,045
Wealth management fees	1,216	1,108	1,110	1,074	1,084	2,324	2,063
Income from bank-owned life insurance policies	434	448	485	468	300	882	672
Net gain on sale of mortgage loans	15	33	65	38	47	48	77
Other	160	400	323	376	184	560	357
Total noninterest income	4,375	4,361	4,444	4,308	3,686	8,736	7,214
Noninterest expenses
Compensation and benefits	8,147	7,928	7,532	7,630	7,496	16,075	14,879
Occupancy and equipment	2,890	2,840	2,663	2,628	2,650	5,730	5,250
Other professional services	807	1,015	815	851	863	1,822	1,574
ATM and debit card fees	629	558	575	595	555	1,187	1,041
Marketing	514	506	547	514	469	1,020	928
FDIC insurance premiums	288	306	339	271	267	594	570
Merger-related expenses	505	—	—	—	—	505	—
Other	1,606	1,509	1,450	1,496	1,445	3,115	2,802
Total noninterest expenses	15,386	14,662	13,921	13,985	13,745	30,048	27,044
Income before income tax expense	6,178	5,977	6,817	6,276	6,169	12,155	11,030
Income tax expense	1,137	985	2,127	1,036	1,138	2,122	2,050
Net income	$5,041	$4,992	$4,690	$5,240	$5,031	$10,033	$8,980
Earnings per common share
Basic	$0.69	$0.68	$0.64	$0.71	$0.68	$1.37	$1.21
Diluted	0.69	0.68	0.64	0.71	0.68	1.37	1.21
Cash dividends per common share	0.28	0.28	0.28	0.28	0.28	0.56	0.56
C

AVERAGE BALANCES, INTEREST RATE, AND NET INTEREST INCOME (UNAUDITED)
The following schedules present the daily average amount outstanding for each major category of interest earning assets, nonearning assets, interest bearing liabilities, and noninterest bearing liabilities. These schedules also present an analysis of interest income and interest expense for the periods indicated. All interest income is reported on a fully tax equivalent (FTE) basis using a federal income tax rate of 21%. Loans in nonaccrual status, for the purpose of the following computations, are included in the average loan balances. Federal Reserve Bank (FRB) restricted equity holdings are included in other interest earning assets.

	Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
(dollars in thousands)	Average Balance	Tax Equivalent Interest	Average Yield / Rate	Average Balance	Tax Equivalent Interest	Average Yield / Rate	Average Balance	Tax Equivalent Interest	Average Yield / Rate
INTEREST EARNING ASSETS
Loans (1)	$1,544,323	$22,607	5.86%	$1,501,654	$21,464	5.78%	$1,388,684	$19,832	5.71%
AFS securities (2)
Taxable	432,520	2,902	2.69%	430,376	2,489	2.35%	461,483	2,513	2.18%
Nontaxable (3)	63,607	600	3.78%	67,878	637	3.81%	72,869	697	3.84%
Federal Home Loan Bank stock, at cost	5,600	64	4.55%	5,600	75	5.36%	5,600	125	8.94%
Federal funds sold	2	—	3.67%	7	—	3.54%	6	—	3.83%
Other (4)	18,079	173	3.81%	64,190	602	3.75%	20,487	253	4.92%
Total interest earning assets (3)	2,064,131	26,346	5.12%	2,069,705	25,267	4.94%	1,949,129	23,420	4.81%
NONEARNING ASSETS
Allowance for credit losses	(14,078)			(13,680)			(13,369)
Cash and demand deposits due from banks	22,544			23,113			22,026
Premises and equipment	29,086			29,110			28,306
Other assets	116,913			116,639			106,595
Total assets	$2,218,596			$2,224,887			$2,092,687
INTEREST BEARING LIABILITIES
Interest bearing demand deposits	$257,088	205	0.32%	$266,101	294	0.45%	$236,076	220	0.37%
Money market deposits	452,737	2,625	2.33%	464,438	2,719	2.37%	449,110	2,857	2.55%
Savings	302,375	503	0.67%	291,413	488	0.68%	286,434	544	0.76%
Certificates of deposit	396,481	3,445	3.49%	407,483	3,611	3.59%	395,450	3,770	3.82%
Short-term borrowings	115,713	1,007	3.49%	86,885	736	3.44%	41,661	324	3.11%
Federal Home Loan Bank advances	4,396	43	3.86%	13,444	133	3.96%	11,539	132	4.53%
Subordinated debt, net of unamortized issuance costs	29,545	304	4.11%	29,522	266	3.61%	29,455	266	3.61%
Total interest bearing liabilities	1,558,335	8,132	2.09%	1,559,286	8,247	2.14%	1,449,725	8,113	2.24%
NONINTEREST BEARING LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand deposits	404,805			411,011			409,262
Other liabilities	17,462			18,653			14,158
Shareholders’ equity	237,994			235,937			219,542
Total liabilities and shareholders’ equity	$2,218,596			$2,224,887			$2,092,687
Net interest income (FTE) (5)		$18,214			$17,020			$15,307
Net yield on interest earning assets (FTE) (5)			3.54%			3.33%			3.14%
(1) Includes loans held-for-sale and nonaccrual loans
(2) Average balances for available-for-sale (AFS) securities are based on amortized cost
(3) Includes FTE adjustments of $130,000, $138,000, and $178,000, respectively
(4) Includes average interest bearing deposits with other banks, net of Federal Reserve daily cash letter
(5) Non-GAAP financial measure; refer to the Reconciliation of Non-GAAP Financial Measures (Unaudited) in table F
D

	Six Months Ended
	June 30, 2026			June 30, 2025
(dollars in thousands)	Average Balance	Tax Equivalent Interest	Average Yield/Rate	Average Balance	Tax Equivalent Interest	Average Yield/Rate
INTEREST EARNING ASSETS
Loans (1)	$1,523,109	$44,071	5.82%	$1,379,774	$39,180	5.72%
AFS securities (2)
Taxable	431,452	5,391	2.52%	449,919	4,616	2.07%
Nontaxable (3)	65,731	1,237	3.80%	74,551	1,421	3.84%
Federal Home Loan Bank stock, at cost	5,600	139	4.95%	8,291	285	6.89%
Federal funds sold	5	—	3.57%	5	—	4.03%
Other (4)	41,006	775	3.76%	33,856	735	4.32%
Total interest earning assets (3)	2,066,903	51,613	5.03%	1,946,396	46,237	4.78%
NONEARNING ASSETS
Allowance for credit losses	(13,881)			(13,127)
Cash and demand deposits due from banks	22,825			22,956
Premises and equipment	29,098			28,134
Other assets	116,776			104,770
Total assets	$2,221,721			$2,089,129
INTEREST BEARING LIABILITIES
Interest bearing demand deposits	$261,570	499	0.38%	$238,455	462	0.39%
Money market deposits	458,556	5,344	2.35%	454,855	5,786	2.56%
Savings	296,925	991	0.67%	286,399	1,082	0.76%
Certificates of deposit	401,952	7,056	3.54%	391,657	7,524	3.87%
Short-term borrowings	101,378	1,743	3.47%	42,607	665	3.15%
Federal Home Loan Bank advances	8,895	176	3.93%	7,459	170	4.53%
Subordinated debt, net of unamortized issuance costs	29,534	570	3.86%	29,444	532	3.62%
Total interest bearing liabilities	1,558,810	16,379	2.12%	1,450,876	16,221	2.25%
NONINTEREST BEARING LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand deposits	407,890			406,160
Other liabilities	18,051			15,200
Shareholders’ equity	236,970			216,893
Total liabilities and shareholders’ equity	$2,221,721			$2,089,129
Net interest income (FTE) (5)		$35,234			$30,016
Net yield on interest earning assets (FTE) (5)			3.43%			3.10%
(1) Includes loans held-for-sale and nonaccrual loans
(2) Average balances for available-for-sale (AFS) securities are based on amortized cost
(3) Includes FTE adjustments of $268,000 and $362,000, respectively
(4) Includes average interest bearing deposits with other banks, net of Federal Reserve daily cash letter
(5) Non-GAAP financial measure; refer to the Reconciliation of Non-GAAP Financial Measures (Unaudited) in table F
E

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

		Three Months Ended					Six Months Ended
(dollars in thousands, except per share amounts)		June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
Loans		$1,589,672	$1,558,941	$1,536,364	$1,431,905	$1,397,513	$1,589,672	$1,397,513
Advances to mortgage brokers		75,159	72,083	76,676	5,056	3,005	75,159	3,005
Adjusted loans		$1,514,513	$1,486,858	$1,459,688	$1,426,849	$1,394,508	$1,514,513	$1,394,508

Total shareholders’ equity		$248,704	$233,961	$231,396	$227,420	$220,500	$248,704	$220,500
Goodwill and other intangible assets		48,282	48,282	48,282	48,282	48,282	48,282	48,282
Tangible equity	(A)	200,422	185,679	183,114	179,138	172,218	200,422	172,218

Common shares outstanding (1)	(B)	7,628,809	7,333,319	7,322,207	7,350,567	7,361,684	7,628,809	7,361,684
Tangible book value per share	(A/B)	$26.27	$25.32	$25.01	$24.37	$23.39	$26.27	$23.39

Noninterest expenses		$15,386	$14,662	$13,921	$13,985	$13,745	$30,048	$27,044
Amortization of acquisition intangibles		—	—	—	—	—	—	1
Adjusted noninterest expense	(C)	$15,386	$14,662	$13,921	$13,985	$13,745	$30,048	$27,043

Net interest income		$18,084	$16,882	$16,728	$16,162	$15,129	$34,966	$29,654
Tax equivalent adjustment for net interest margin		130	138	138	144	178	268	362
Net interest income (FTE)		18,214	17,020	16,866	16,306	15,307	35,234	30,016
Noninterest income		4,375	4,361	4,444	4,308	3,686	8,736	7,214
Tax equivalent adjustment for BOLI		91	94	102	98	63	185	141
Adjusted revenue (FTE)		22,680	21,475	21,412	20,712	19,056	44,155	37,371

Net gains (losses) on foreclosed assets		—	70	3	31	3	70	(52)
Adjusted revenue	(D)	$22,680	$21,405	$21,409	$20,681	$19,053	$44,085	$37,423
Efficiency ratio	(C/D)	67.84%	68.50%	65.02%	67.62%	72.14%	68.16%	72.26%
(1) Whole shares
F